Exhibit 99.2

July 11, 2007

Dear Point.360 Shareholder:

        I am pleased to be writing you in connection with the offer by DG FastChannel, Inc., a Delaware corporation ("DG FastChannel"), to exchange each outstanding share of common stock, no par value per share, including the associated preferred share purchase rights, of Point.360, a California corporation ("Point.360"), for approximately 0.1895 shares of common stock, par value $0.001 per share, of DG FastChannel, upon the terms and subject to the conditions set forth in the accompanying Prospectus, filed with Securities and Exchange Commission ("SEC") on June 8, 2007, as amended on June 27, 2007 and July 11, 2007, and the related Letter of Transmittal.

        DG FastChannel is extending the offer by an additional nine business days in order to provide investors time to review additional disclosures contained in the July 11, 2007 amendment to the registration statement covering the DG FastChannel shares to be issued in the transaction. The offer will now expire at midnight, New York City time, on Wednesday, August 8, 2007, unless otherwise extended. As of July 9, 2007, no shares of Point.360 common stock have been tendered into the offer.

        PLEASE NOTE THAT TENDERS WILL BE ACCEPTED ONLY ON THE PRINTED LETTER OF TRANSMITTAL ON BLUE OR BEIGE PAPER ACCOMPANYING THE PROSPECTUS. TENDERS BY MEANS OF ANY OTHER LETTER OF TRANSMITTAL WILL NOT BE ACCEPTED. ALTHOUGH A FORM OF LETTER OF TRANSMITTAL WAS FILED WITH THE SEC ON JUNE 8, 2007, THE OFFER HAD NOT YET COMMENCED, AND ANY SHARES TENDERED BY MEANS OF SUCH FORM OF LETTER OF TRANSMITTAL WILL BE RETURNED.

        The offer is explained in detail in the enclosed Prospectus and Letter of Transmittal. We encourage you to read these materials carefully before making any decision with respect to the offer. If you have any questions, please contact the American Stock Transfer & Trust Company at (877) 248-6417, or D. F. King & Co., Inc. at (212) 269-5550 (banks and brokerage firms) or (800) 488-8075 (all others), or by email at info@dfking.com.

                      Sincerely,

                      Scott K. Ginsburg
                      Chief Executive Officer